UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 #301 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for an exercise price of $230.00	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Background. As previously disclosed, VisionWave Holdings, Inc. (the “Company”) is party to an Investment and Share Purchase Agreement dated as of February 20, 2026, as amended by the First Amendment dated February 26, 2026 and supplemented by side letters dated March 11, 2026 and July 28, 2026 (as so amended and supplemented, the “Share Purchase Agreement”), among the Company, Matania (Mati) Moskovich (the “Seller”) and C.M. Composite Materials Ltd., an Israeli company (“CM”), pursuant to which the Company agreed to acquire 10.2 ordinary shares of CM, representing 51% of CM’s issued and outstanding share capital (the “CM Acquisition”), in exchange for 250,000 shares of the Company’s common stock, and was granted a call option on the remaining 9.8 ordinary shares held by the Seller. The closing of the CM Acquisition is conditioned on, among other things, CM and its subsidiary entering into definitive joint venture agreements with Belrise Industries Limited (the “Belrise Condition”). The Belrise Condition has not been satisfied or waived, and the Belrise long-stop date and outside closing date under the Share Purchase Agreement have each been extended to December 31, 2026. The Company is also party to a Loan Agreement dated as of February 20, 2026 with CM (the “Loan Agreement”), under which the Company’s advances to CM bear interest at 12% per annum, mature in February 2029 and are secured by a first-priority security interest in substantially all of CM’s assets. As of September 30, 2026, the Company and its wholly owned Israeli subsidiary, VisionWave IL Ltd., had advanced an aggregate of approximately $7.81 million to or for the benefit of CM. The Company does not currently own any equity interest in CM.

Joint Venture and Operating Agreement. On September 30, 2026, the Company entered into a Joint Venture and Operating Agreement (the “JV Agreement”) with Sadot Group Inc., a Nevada corporation whose common stock is listed on The Nasdaq Stock Market LLC under the symbol “SDOT” (“Sadot”), and CMJV LLC, a newly formed Nevada limited liability company (“CMJV”), pursuant to which the Company and Sadot have established CMJV as a 50/50 joint venture to hold the Company’s rights relating to CM, to act as lender to CM and, if the Belrise Condition is satisfied or waived and the other closing conditions are met, to consummate the CM Acquisition. The transactions contemplated by the JV Agreement closed simultaneously with its execution on September 30, 2026 (the “Closing”). The JV Agreement also serves as the operating agreement of CMJV.

At the Closing, pursuant to a Contribution and Assignment Agreement among the Company, VisionWave IL Ltd. and CMJV (the “Contribution Agreement”), the Company and VisionWave IL Ltd. contributed to CMJV all of their rights under the Share Purchase Agreement (including the right to acquire the 51% interest in CM and the call option), the Loan Agreement, the related promissory notes and security documents, and the approximately $7.81 million of outstanding advances to CM (collectively, the “CM Rights”), in exchange for 7,814,323 units of membership interest in CMJV. Sadot committed to contribute $7,814,323 in cash to CMJV, an amount equal to the Company’s advances to CM (the “Capital Commitment”), in exchange for an equal number of units. Immediately following the Closing, the Company and Sadot each hold 50% of the outstanding units of CMJV. The Company retained its obligations under the Share Purchase Agreement to issue the share consideration to the Seller at the closing of the CM Acquisition, to register those shares for resale and to deposit them with an Israeli trustee, and to issue shares of its common stock upon any exercise of the call option, the cost of which Sadot has agreed to share equally.

As consideration for admitting Sadot to the CM opportunity as an equal partner, Sadot issued to the Company at the Closing 250,000 shares of Sadot common stock (the “Entry Premium Shares”). The Entry Premium Shares are restricted securities that were issued in a private placement, are separate from and do not reduce the Capital Commitment, and are not consideration for any interest in CM. Sadot has agreed to maintain its Exchange Act reporting so that Rule 144 under the Securities Act of 1933, as amended, will be available for resales of the Entry Premium Shares by the Company.

Sadot is required to fund the Capital Commitment in tranches during the twelve months following the Closing against draw requests submitted by CM under a budget approved by both members, subject to minimum cumulative funding of $3.0 million by December 30, 2026, $6.0 million by March 30, 2027, $7.0 million by June 30, 2027 and the full Capital Commitment by September 30, 2027. Each amount funded by Sadot is lent by CMJV to CM as a secured advance under the Loan Agreement, which was assigned to CMJV at the Closing. If Sadot has not funded the Capital Commitment in full by September 30, 2027, the unfunded portion is extinguished and Sadot’s units are automatically cancelled dollar-for-dollar, so that Sadot’s ownership of CMJV is reduced pro rata to the amount actually funded (the “True-Up”). The True-Up also applies if the CM Acquisition fails to close by the outside closing date under the Share Purchase Agreement, unless Sadot elects to fund the balance. Prior to the True-Up, the Company may enforce the Capital Commitment by specific performance, and Sadot’s governance rights under the JV Agreement are suspended during any funding default. Until Sadot has funded the Capital Commitment in full, distributions by CMJV are made in proportion to cash actually contributed rather than units, after payment to the Company of a priority return equal to the interest accrued on the Company’s advances to CM through the Closing.

CMJV is managed by a board of four managers, two designated by each of the Company and Sadot. Specified matters, including any amendment or waiver under the Share Purchase Agreement, any waiver or modification of the Belrise Condition, any enforcement, conversion or compromise of the loans to CM, any exercise of the call option, any transfer of CM equity, additional capital contributions, related-party transactions, distributions and dissolution, require the approval of both members. The Company administers the loans to CM and the CM Acquisition process on behalf of CMJV at cost. Units of CMJV are subject to transfer restrictions, including a lock-up until the later of September 30, 2028 and the date on which Sadot has funded the Capital Commitment in full, and thereafter to rights of first refusal and tag-along rights. If the CM Acquisition closes, CMJV will hold the 51% interest in CM, and the Company and Sadot will each hold, indirectly, a 25.5% economic interest in CM for so long as they remain equal members. The JV Agreement contains customary representations, warranties, covenants and indemnification provisions, and provides that fifty percent of the Entry Premium Shares are returnable to Sadot if the CM Acquisition fails to close as a result of the Company’s willful breach of specified covenants, its failure to deliver the share consideration to the Seller, or a fundamental failure of its title to the CM Rights.

Loan Agreement Amendment. In connection with the Closing, CM and the Seller executed an Acknowledgment, Consent and Loan Agreement Amendment (the “CM Acknowledgment”) pursuant to which CM and the Seller consented to the assignment of the Share Purchase Agreement and the Loan Agreement to CMJV, confirmed that the Company’s advances to CM constitute secured obligations under the Loan Agreement, and agreed to amend the Loan Agreement to increase the lending commitment from $5,000,000 to $16,628,646 (which includes the outstanding advances and the Capital Commitment), to conform the advance request procedure to the JV Agreement, to add reporting requirements and additional events of default, and to consent to the exercise by CMJV of the optional conversion right under the Loan Agreement, subject to the consent of Giza Zinger Even Mezzanine, Limited Partnership to the extent required under the side letter dated March 11, 2026.

No shares of the Company’s capital stock were issued in connection with the JV Agreement, and no approval of the Company’s stockholders was required. Haggai Ravid, a member of the Company’s board of directors, is a director of Sadot and has been designated by Sadot as one of Sadot’s two managers of CMJV. The JV Agreement and the related transactions were approved by the Company’s board of directors, with the directors other than Mr. Ravid, constituting a majority of the disinterested directors, approving the transactions following disclosure of Mr. Ravid’s relationship with Sadot.

The foregoing descriptions of the JV Agreement, the Contribution Agreement and the CM Acknowledgment do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The representations, warranties and covenants contained in those agreements were made solely for purposes of those agreements and as of specific dates, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on those representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company, Sadot, CMJV or CM.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements regarding the expected funding of CMJV by Sadot, the satisfaction of the Belrise Condition, the consummation of the CM Acquisition, the expected benefits of the joint venture, and the Company’s and CMJV’s future ownership interests in CM. Forward-looking statements can be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “will,” “may,” “would” and similar expressions. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including the risk that Sadot does not fund the Capital Commitment in whole or in part; the risk that the Belrise Condition is not satisfied or waived and the CM Acquisition does not close by December 31, 2026 or at all; CM’s financial condition, including its obligations under its settlement agreement with Giza Zinger Even Mezzanine, Limited Partnership and the insolvency proceedings affecting CM’s subsidiary; the ability of CMJV to enforce its security interests in Israel; the value and liquidity of the Entry Premium Shares; the Company’s ability to work effectively with Sadot as a 50/50 partner and to resolve any deadlock; the accounting treatment of the Company’s investment in CMJV; and the other risks described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The Company does not currently own any equity interest in CM, and no assurance can be given that it will. Forward-looking statements speak only as of the date hereof, and the Company undertakes no obligation to update them except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Joint Venture and Operating Agreement, dated as of September 30, 2026, by and among VisionWave Holdings, Inc., Sadot Group Inc. and CMJV LLC.
10.2	Contribution and Assignment Agreement, dated as of September 30, 2026, by and among VisionWave Holdings, Inc., VisionWave IL Ltd. and CMJV LLC.
10.3	Acknowledgment, Consent and Loan Agreement Amendment, dated as of September 30, 2026, by C.M. Composite Materials Ltd. and Matania (Mati) Moskovich in favor of VisionWave Holdings, Inc., CMJV LLC and Sadot Group Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIONWAVE HOLDINGS, INC.

Date: October 1, 2026

By: /s/ Douglas Davis
Name: Douglas Davis
Title: Chief Executive Officer